Household Consumer Loan Trust, 1996-1
Series 1996-1 Owner Trust Calculations
Due Period Ending	Jan 31, 2002
Payment Date	Feb 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.820000%
Accrual end date, accrual beginning date and days in Interest Period	Feb 15, 2002 Jan 15, 2002 31
	Class A	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	76,938,640	51,807,289	5,180,729	14,094,168
Previously unpaid interest/yield	0.00	0.00	0.00
Spread to index	0.22%	0.60%	1.00%
Rate (capped at 13%, 15%, 16%)	2.040000%	2.420000%	2.820000%
Interest/Yield Payable on the Principal Balance	135,156	107,961	12,581
Interest on previously unpaid interest/yield	0	0	0
Interest/Yield Due	135,156	107,961	12,581
Interest/Yield Paid	135,156	107,961	12,581

Summary

Beginning Security Balance	76,938,640	51,807,289	5,180,729	14,094,168
Beginning Adjusted Balance	76,938,640	51,807,289	5,180,729
Principal Paid	3,585,149	2,413,991	241,399	687,415
Ending Security Balance	73,353,491	49,393,298	4,939,330	13,437,590
Ending Adjusted Balance	73,353,491	49,393,298	4,939,330
Ending Certificate Balance as % Participation Interest Invested Amount			0
Targeted Balance	73,384,329	49,393,298	4,939,330
Minimum Adjusted Balance		49,000,000	4,900,000	13,300,000
Certificate Minimum Balance			4,276,613
Ending OC Amount as Holdback Amount				13,437,590
Ending OC Amount as Accelerated Prin Pmts				0

Beginning Net Charge offs	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.2117098	$0.7924028	$0.4942197
Principal Paid per $1000	$5.6158342	$17.7180588	$9.4832303